EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. § 1350, each of the undersigned officers of Republic Bancorp, Inc. (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 20, 2011
Steven E. Trager
President and Chief Executive Officer

Date: April 20, 2011
Kevin Sipes Executive Vice President, Chief Financial Officer and Chief Accounting Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

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